UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 2, 2026
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MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    Appointment of Chief Financial Officer

On September 2, 2026, the Board of Directors (the “Board”) of MediaAlpha, Inc. (the “Company”) approved the appointment of Tigran Sinanyan as Chief Financial Officer and Treasurer, principal financial officer and principal accounting officer effective October 1, 2026. The Company and Mr. Sinanyan entered into an Employment Agreement, the terms of which are described below.

Tigran Sinanyan, age 44, has served as Senior Vice President, Finance and Corporate Development of the Company since July 2025. Mr. Sinanyan previously served as the Company’s Chief Financial Officer from August 2015 to October 2021, and Vice President, Finance from January 2012 to August 2015. Prior to rejoining the Company, Mr. Sinanyan served as Chief Financial Officer of SmartFinancial, a digital insurance marketplace, from January 2025 to July 2025. From January 2022 to January 2025, Mr. Sinanyan served as an independent consultant and board member to several marketplace businesses in the performance marketing and ad tech sectors, spanning both insurance and non-insurance verticals. Mr. Sinanyan received a bachelor of science degree in Business Administration from the University of California, Berkeley, Haas School of Business.

There is no arrangement or understanding between Mr. Sinanyan and any other persons in connection with Mr. Sinanyan’s appointment as the Company’s Chief Financial Officer and Treasurer (other than the Employment Agreement), there are no family relationships between Mr. Sinanyan and any director or executive officer of the Company, and Mr. Sinanyan does not have any transactions reportable under Item 404(a) of Regulation S-K.

The Employment Agreement provides that Mr. Sinanyan will be (a) paid an annual base salary of $475,000, which will be reviewed annually, and may be increased but not decreased, (b) eligible to receive annual incentive bonuses under the Company’s annual bonus program applicable to its senior executive officers, as established by the Compensation Committee of the Board, with his target incentive amount set (i) for 2026, the weighted average of his target bonus for his prior position and new position (adjusted based on time in each role), or $293,200, and (ii) starting in 2027, at 70% of his annual base salary, and (c) eligible to receive annual equity awards beginning in calendar year 2027.

The Employment Agreement also provides that the Company will grant Mr. Sinanyan a restricted stock unit (“RSU”) award covering a number of shares of the Company’s Class A common stock having a total grant date value equal to $252,100, so that Mr. Sinanyan’s total RSU awards for 2026 reflect a weighted average RSU award for his prior position and new position (adjusted based on time in each role). Such award will vest over a four-year period, subject to Mr. Sinanyan’s continued employment through the relevant vesting dates. The number of shares of the Company’s Class A common stock subject to the RSU award will be determined by dividing the applicable grant date value by the average closing price of the Company’s Class A common stock for the 10-day period ended the Friday immediately preceding the effective date of his appointment.

The Employment Agreement provides that, if Mr. Sinanyan’s employment is terminated by the Company other than for Cause (as defined in the Employment Agreement), or if he resigns for Good Reason (as defined in the Employment Agreement) (each, a “Qualifying Termination”), then, subject to the execution of a release of claims against the Company, Mr. Sinanyan will be entitled to receive (a) a severance payment in the form of continued salary payments in an amount equal to 12 months of his monthly base salary, (b) his target annual incentive bonus for the year in which the termination occurs, prorated based on the completed portion of the applicable performance period through the date of termination (subject to a six-month minimum), payable in installments over the severance period, (c) accelerated vesting of all time-based equity awards held by him that would have vested during the period of 12 months following his termination date, and (d) continued payment of Company contributions to the cost of health insurance for Mr. Sinanyan and his dependents for a period of 12 months following his termination date.

The Employment Agreement also provides that, in the event of a Qualifying Termination within three months preceding or 12 months following a change of control of the Company (as defined in the Company’s Omnibus Incentive Plan), Mr. Sinanyan will be entitled to the same benefits and payments described above, and the following additional benefits: (a) an additional severance payment equal to six months of his monthly base salary, which amount, together with any unpaid portion of his severance and target bonus set forth in the preceding paragraph, will be payable in a lump sum upon the later to occur of his termination date or such change of control, (b) accelerated vesting of all time-based equity awards held by him, and (c) continued payment of Company health insurance contributions for an additional six months.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference.

(b)    Departure of Chief Financial Officer

On September 2, 2026, Patrick Thompson, the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, notified the Company of his intention to step down as Chief Financial Officer. Mr. Thompson has agreed to continue to serve as Chief Financial Officer until October 1, 2026 to assist with an effective transition of his duties and responsibilities. Accordingly, on September 2, 2026, Mr. Thompson and the Company entered into a transition agreement (the “Transition Agreement”). Mr. Thompson’s last day of employment will be October 30, 2026. Under the Transition Agreement, following execution of a standard release, Mr. Thompson will serve as a consultant to the Company through February 26, 2027 and continue to vest his outstanding restricted stock unit awards that were scheduled to vest through that date.

Mr. Thompson has confirmed that this transition is not related to any disagreement with the Company on any matter relating to its accounting, strategy, management, operations, policies, regulatory matters, or practices (financial or otherwise).

In connection with Mr. Thompson’s departure, pursuant to the terms of the Employment Agreement dated November 2, 2021 (the “Thompson Agreement”) between the Company, QuoteLab, LLC and Mr. Thompson, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 3, 2021, Mr. Thompson is entitled to certain benefits based on his resignation for Good Reason (as defined in the Thompson Agreement) in exchange for the execution of a general settlement and release agreement in substantially the form attached as an exhibit to the Thompson Agreement.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference. .
Item 7.01 Regulation FD Disclosure

On September 3, 2026, the Company issued a press release related to the matter described above.

In such press release, the Company also provided an update regarding its expectations for the third quarter of 2026. The Company now expects third quarter 2026 Revenue, Contribution, and Adjusted EBITDA to be at or above the top end of its previously disclosed guidance ranges included in its second quarter earnings release issued on July 29, 2026. Please refer to the Company’s second quarter earnings release for such guidance ranges and information regarding such financial measures.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release and this information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

ITEM 9.01 – Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated as of September 2, 2026, by and among Tigran Sinanyan, QuoteLab LLC, and MediaAlpha, Inc.
10.2	Transition Agreement dated as of September 2, 2026, by and among Patrick Thompson, QuoteLab LLC, and MediaAlpha, Inc.
99.1	Press release dated September 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: September 3, 2026	By:	/s/ Jeffrey B. Coyne
		Name:	Jeffrey B. Coyne
		Title:	General Counsel & Secretary